UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date Of Earliest Event Reported):
April 28, 2005 (April 24, 2005)

DOUBLECLICK INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23709 (Commission File Number)	13-3870996 (I.R.S. Employer Identification No.)

111 Eighth Avenue, 10th Floor
New York, New York 10011
(Address of Principal Executive Offices) (Zip Code)

(212) 683-0001
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 24, 2005, DoubleClick Inc. (the “Company”) entered into an agreement with Kevin P. Ryan, the Company’s chief executive officer, in connection with the Company’s previously disclosed entry into an Agreement and Plan of Merger on April 23, 2005 pursuant to which the Company will be acquired by affiliates of the private equity investment firms of Hellman & Friedman LLC and JMI Equity (the “Merger”).

Pursuant to the agreement between the Company and Mr. Ryan, Mr. Ryan agreed to resign as a director and chief executive officer of the Company upon the closing of the Merger. Additionally, the Company agreed to treat Mr. Ryan’s resignation as a termination without cause, for purposes of any severance, retention or other payment or benefit to which Mr. Ryan is entitled upon such termination.

The foregoing description of the agreement is not complete and is qualified in its entirety by reference to the agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Exhibit Description
10.1	Agreement, dated as of April 24, 2005, by and between DoubleClick Inc. and Kevin P. Ryan

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLECLICK INC.
By:	/s/ Hillary Smith
	Name:	Hillary Smith
	Title:	Senior Vice President and General Counsel

Dated: April 28, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement, by and between DoubleClick Inc. and Kevin P. Ryan, dated April 24, 2005.